Exhibit 4.1

JOHNSON & JOHNSON

COMPANY ORDER

Pursuant to the authorization of the Board of Directors of Johnson & Johnson, a New Jersey corporation (the “Company”), in resolutions adopted on February 14, 2023, October 31, 2022 and April 25, 2024, the undersigned, being duly authorized, hereby approves the issuance of each of the series of Notes (as defined herein) of the Company, with the terms and provisions as described below, pursuant to and further subject to an Indenture (the “Indenture”), dated as of September 15, 1987, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as supplemented by the First Supplemental Indenture dated as of September 1, 1990 and the Second Supplemental Indenture dated as of November 9, 2017.

TITLE OF SERIES:

4.500% Notes due 2027 (the “4.500% Notes”)

4.550% Notes due 2028 (the “4.550% Notes”)

4.700% Notes due 2030 (the “4.700% Notes”)

4.850% Notes due 2032 (the “4.850% Notes”)

5.000% Notes due 2035 (the “5.000% Notes,” and collectively with the 4.500% Notes, 4.550% Notes, 4.700% Notes and 4.850% Notes, the “Notes”)

PRINCIPAL AMOUNT:	$750,000,000 of the 4.500% Notes $750,000,000 of the 4.550% Notes $1,000,000,000 of the 4.700% Notes $1,250,000,000 of the 4.850% Notes $1,250,000,000 of the 5.000% Notes

INTEREST RATE:

4.500% per annum on the 4.500% Notes

4.550% per annum on the 4.550% Notes

4.700% per annum on the 4.700% Notes

4.850% per annum on the 4.850% Notes

5.000% per annum on the 5.000% Notes

in each case payable semiannually on March 1 and September 1 of each year, commencing on September 1, 2025 to the holders of record at the close of business on the February 15 and August 15 next preceding such interest payment dates

MATURITY DATE:	March 1, 2027 for the 4.500% Notes, March 1, 2028 for the 4.550% Notes, March 1, 2030 for the 4.700% Notes, March 1, 2032 for the 4.850% Notes and March 1, 2035 for the 5.000% Notes

PUBLIC OFFERING PRICE:

4.500% Notes: 100.000% of the principal amount plus accrued interest, if any, from February 20, 2025 to the date of closing

4.550% Notes: 99.942% of the principal amount plus accrued interest, if any, from February 20, 2025 to the date of closing

4.700% Notes: 99.799% of the principal amount plus accrued interest, if any, from February 20, 2025 to the date of closing

4.850% Notes: 99.716% of the principal amount plus accrued interest, if any, from February 20, 2025 to the date of closing

5.000% Notes: 99.873% of the principal amount plus accrued interest, if any, from February 20, 2025 to the date of closing

PLAN OF DISTRIBUTION:	A public offering underwritten by Citigroup Global Markets Inc.; BofA Securities, Inc.; J.P. Morgan Securities LLC; Deutsche Bank Securities Inc.; Goldman Sachs & Co. LLC; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; NatWest Markets Securities Inc.; RBC Capital Markets, LLC; ING Financial Markets LLC; Santander US Capital Markets LLC; UBS Securities LLC; UniCredit Capital Markets LLC; BBVA Securities Inc.; Intesa Sanpaolo IMI Securities Corp.; Standard Chartered Bank; MUFG Securities Americas Inc.; Loop Capital Markets LLC; Siebert Williams Shank & Co., LLC; R. Seelaus & Co., LLC; Academy Securities, Inc.; Samuel A. Ramirez & Company, Inc.; and Independence Point Securities LLC

UNDERWRITING DISCOUNT:

0.200% of the principal amount for the 4.500% Notes

0.250% of the principal amount for the 4.550% Notes

0.300% of the principal amount for the 4.700% Notes

0.350% of the principal amount for the 4.850% Notes

0.400% of the principal amount for the 5.000% Notes

OPTIONAL REDEMPTION:	Make-whole call as set forth in the Notes and solely with respect to the 4.550% Notes, par call within one month of the maturity date, as set forth in the terms of the Notes, solely with respect to the 4.700% Notes, par call within one month of the maturity date, as set forth in the terms of the Notes, solely with respect to the 4.850% Notes, par call within two months of the maturity date, as set forth in the terms of the Notes, and solely with respect to the 5.000% Notes, par call within three months of the maturity date, as set forth in the terms of the Notes

MANDATORY REDEMPTION:	None

LISTING:	None

PLACE AND MANNER OF PAYMENT:	The principal of and interest on the Notes will be payable as set forth in the terms of the Notes.

DENOMINATIONS:	Minimum denomination of $2,000 and additional increments of $1,000

EVENTS OF DEFAULT:	As set forth in the forms of the Notes and the Indenture

CURRENCY:	Payable in U.S. dollars

FORM OF SECURITY:	The Notes will be issued in the form of Global Securities, which will be deposited with, or on behalf of, the Depositary.

DEPOSITARY:	The Depository Trust Company, New York

/s/ Luc Freyne
Name: Luc Freyne
Title: Assistant Treasurer

Effective Date: February 20, 2025

[Signature Page to Company Order (USD Notes)]